Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 18, 2013, which appears in the Registration Statement on Form F-1 and related Prospectus of Qiwi plc for the registration of its Class B ordinary shares, dated May 2, 2013.

August 30, 2013